                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Continental Airlines, Inc. for the registration of the Offer to Exchange its Pass Through Certificates, Series 1996, totaling $489,267,000 and to the incorporation by reference therein of our reports dated February 12, 1996, with respect to the consolidated financial statements and schedules of Continental Airlines, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                             /s/ Ernst & Young LLP


Houston, Texas
July 19, 1996